INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Molecular Diagnostics & Therapeutics, Inc. on form SB-2 of our report dated June 22, 1999, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated June 22, 1999 relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ Cordovano and Harvey, P.C.
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Cordovano and Harvey, P.C.
Denver, Colorado
March 17, 2000